Exhibit 99.3
Superior Silver Mines, Inc.
Announces Completion of Merger
Wallace, Id., December 29, 2010 — Superior Silver Mines, Inc. (OTCBB:SSVM) (the “Company”) announced it has completed a reverse merger transaction with Clean Wind Energy, Inc. (“Clean Wind”), which plans to design, develop and construct large downdraft towers to generate electricity and clean water economically. Today, Clean Wind became a wholly-owned subsidiary of the Company. As a result, the business operations of Clean Wind will comprise the Company’s principal business operations going forward. The Company will continue to be traded on the OTCBB under the symbol SSVM.
Under the terms of the Agreement and Plan of Merger, dated December 29, 2010, by and among the Company, Clean Wind and Superior Silver Mines Acquisition Corp., a wholly-owned subsidiary of the Company, the Clean Wind stockholders were issued in exchange for their Clean Wind common stock, the right to receive an aggregate of 300,000,000 shares of the Company’s common stock. Following the merger, the Company now has 327,055,199 shares of common stock issued and outstanding, of which the pre-merger stockholders of the Company own approximately 6% on a fully diluted basis and of which the pre-merger stockholders of Clean Wind own approximately 92% on a fully diluted basis.
In connection with the merger, Dale B. Lavigne resigned as a director of the Company and Ronald W. Pickett and Robert P. Crabb were appointed to the Company’s Board of Directors to fill the vacancy created by Mr. Lavigne’s resignation and a pre-existing vacancy.
Commenting on the transaction, Ronald W. Pickett, the Company’s President, CEO and Chairman, stated, “the Clean Wind team has been working diligently this year merging proven techniques and refining known technologies to bring this clean renewable method of producing economical electricity to the market.  We believe the best form of ownership for this business should be with the public and we are pleased to have accomplished that milestone through this merger.”
Additional information about the merger and Clean Wind can be found in the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission no later than January 5, 2011.
About Superior Silver Mines, Inc.
Prior to the closing, Superior Silver Mines, Inc. was a public “shell” company with nominal assets whose purpose was to seek, investigate and, if such investigation warranted, acquire an interest in business opportunities presented to it by other persons or firms.

Forward-Looking Statements
Statements about the Company’s future expectations, including its plans to design, develop and construct large downdraft towers that use benevolent, non-toxic natural elements to generate electricity and clean water economically by integrating and synthesizing numerous proven as well as emerging technologies, its intent to be prepared to establish partnerships — at home and abroad — to propagate these systems and meet increasing global demand for clean water and electricity, and all other statements in this press release other than historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and the Company’s actual results could differ materially from expected results. These risks and uncertainties include that it is an early stage company and has not yet commenced with the sale of its products, it has a history of losses, its strategies for development of the business might not be successful, it expects to rely upon strategic relationships in order to execute its business plan and it may not be able to consummate the strategic relationships necessary to execute its business plan, project development or construction activities may not be successful and proposed projects may not receive required permits or construction may not proceed as planned, potential future financings could involve a dilution of the interests of the stockholders of the Company upon the issuance of additional shares of Common Stock and/or other securities, its business is subject to significant government regulation and, as a result, changes to such regulations may adversely affect its business, its ability to successfully integrate the businesses of acquired companies, competitive and economic influences, as well as certain other risks. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s various filings with the Securities and Exchange Commission, including those set forth in the Company’s 8-K to be filed no later than January 5, 2011, under the caption “Risk Factors.” The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

2